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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
                                     CAPITA PREFERRED
AT&T CAPITAL CORPORATION               FUNDING L.P.               CAPITA PREFERRED TRUST
(Exact name of registrant         (Exact name of registrant       (Exact name of
as specified in charter)          as specified in                 registrant
                                  certificate of limited          as specified in
                                  partnership)                    certificate of trust)

      DELAWARE                         DELAWARE                        DELAWARE
(State of incorporation or        (State of incorporation         (State of incorporation
organization)                     or organization)                or organization)


22-3211453                        22-3467161                      22-3467159
(I.R.S. employer                  (I.R.S. employer                (I.R.S. employer
identification number)            identification number)          identification number)


44 Whippany Road                                                  07962
Morristown, NJ                                                    (Zip Code)
(Address of principal executive offices)

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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [__]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [__]

Securities to be registered pursuant to Section 12(b) of the Act:

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

                 Title of each class                    Name of each exchange on which
                  to be registered                      each class is to be registered
                  ----------------                      ------------------------------
Trust Originated Preferred Securities                   New York Stock Exchange
(servicemark) ("TOPrS") (servicemark)

Trust Preferred Securities Guarantee with               New York Stock Exchange
respect to TOPrS

Partnership Preferred Securities*                       New York Stock Exchange

Partnership Preferred Securities Guarantee              New York Stock Exchange
with respect to Partnership Preferred
Securities*

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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

*For listing purposes only, not for trading.


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

        The Trust Originated Preferred Securities (the "Trust Preferred Securities") of Capita Preferred Trust (the "Trust"), a statutory business trust organized under the laws of the State of Delaware, registered hereby represent preferred undivided beneficial interests in the Trust and are guaranteed by AT&T Capital Corporation, a Delaware corporation (the "Company"), to the extent set forth in the Form of Trust Preferred Securities Guarantee Agreement, (the "Trust Preferred Securities Guarantee"), which constitutes Exhibit 4.6 to the Registration Statement (as defined in Item 2 below). The descriptions of the Trust Preferred Securities and the Trust Preferred Securities Guarantee are set forth in the prospectus that is included in and forms part of the Registration Statement (the "Prospectus"), and such descriptions are incorporated by reference herein.

        The Partnership Preferred Securities (the "Partnership Preferred Securities") of Capita Preferred Funding L.P. (the "Partnership"), a limited partnership organized under the laws of the State of Delaware, registered hereby represent limited partnership interests in the Partnership and are guaranteed by the Company to the extent set forth in the Form of Partnership Preferred Securities Guarantee Agreement (the "Partnership Guarantee"), which constitutes
Exhibit 4.7 to the Registration Statement. The descriptions of the Partnership Preferred Securities and the Partnership Guarantee are set forth in the Prospectus and such descriptions are incorporated by reference herein.

Item 2.  Exhibits

        The securities to be registered hereby are to be registered on the New York Stock Exchange, on which no other securities of Capita Preferred Trust, Capita Preferred Funding L.P. or AT&T Capital Corporation are registered. Accordingly, the following Exhibits required in accordance with Part II to the Instructions as to Exhibits to Form 8-A have been or will be filed with the New York Stock Exchange.

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
Exhibit
  No.          Description and Method of Filing
--------       --------------------------------
1.1            Registration Statement on Form S-3 filed with the Securities and
               Exchange Commission (the "Commission") on August 30, 1996 by
               Antigua Acquisition Corporation, Capita Preferred Funding L.P.
               and Capita Preferred Trust (File No. 333-11243), as amended by
               Amendments Nos. 1 and 2 thereto, both of which were filed on October 15, 1996 with the Commission by AT&T Capital Corporation,
               Capita Preferred Funding L.P. and Capita Preferred Trust (as so amended, the "Registration Statement").

1.2 AT&T Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein.

2.1 AT&T Capital Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, incorporated by reference herein.

2.2 AT&T Capital Corporation's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, incorporated by reference herein.

2.3 AT&T Capital Corporation's Current Report on Form 8-K dated April 12, 1996, incorporated by reference herein.

2.4 AT&T Capital Corporation's Current Report on Form 8-K dated April 30, 1996, incorporated by reference herein.

2.5 AT&T Capital Corporation's Current Report on Form 8-K dated June 6, 1996, incorporated by reference herein.

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
2.6            AT&T Capital Corporation's Current Report on Form 8-K dated
               August 20, 1996, incorporated by reference herein.

2.7            AT&T Capital Corporation's Current Report on Form 8-K dated
               October 1, 1996, incorporated by reference herein.

3.1 AT&T Capital Corporation's Information Statement on Schedule 14C dated August 30, 1996, incorporated by reference herein.

4.1 Certificate of Trust of Capita Preferred Trust, incorporated herein by this reference to Exhibit 4.1 to the Registration
               Statement.

4.2            Form of Amended and Restated Declaration of Trust of Capita
               Preferred Trust, incorporated herein by this reference to Exhibit
               4.2 to the Registration Statement.

4.3            Certificate of Limited Partnership of Capita Preferred Funding
               L.P., incorporated herein by this reference to Exhibit 4.3 to the Registration Statement.

4.4            Amended and Restated Certificate of Limited Partnership of Capita
               Preferred Funding L.P., incorporated herein by this reference to
               Exhibit 4.4 to the Registration Statement.

4.5 Form of Amended and Restated Agreement of Limited Partnership of Capita Preferred Funding L.P., incorporated herein by this reference to Exhibit 4.5 to the Registration Statement.

4.6            Form of Trust Preferred Securities Guarantee Agreement between
               AT&T Capital Corporation and The First National Bank of Chicago,
               N.A., as guarantee trustee, incorporated herein by this reference to Exhibit 4.6 to the Registration Statement.

4.7            Form of Partnership Guarantee Agreement between AT&T Capital
               Corporation and The First National Bank of Chicago, N.A., as guarantee trustee, incorporated herein by this reference to
               Exhibit 4.7 to the Registration Statement.

4.8 Certificate of incorporation of AT&T Capital Corporation, as modified by the Certificate of Merger of Antigua Acquisition
               Corporation into AT&T Capital Corporation.

4.9            Amended and Restated By-laws of AT&T Capital Corporation, dated
               October 1, 1996.

5.1            Form of Trust Preferred Security, included in Exhibit 4.2).

5.2            Form of Partnership Preferred Security, included in Exhibit 4.5).

6.1            1995 Annual Report to Stockholders of AT&T Capital Corporation.

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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:  October 17, 1996

                                       CAPITA PREFERRED TRUST



                                       By: /s/ JEFFERY F. NASH
                                          --------------------------
                                               Jeffery F. Nash
                                               Regular Trustee

                                       CAPITA PREFERRED FUNDING L.P.

                                       By:  AT&T CAPITAL CORPORATION
                                             General Partner



                                       By: /s/ ROBERT J. INGATO
                                           -------------------------
                                               Robert J. Ingato
                                               Senior Vice President, General
                                               Counsel and Secretary

                                       AT&T CAPITAL CORPORATION

                                       By: /s/ ROBERT J. INGATO
                                           -------------------------
                                               Robert J. Ingato
                                               Senior Vice President, General
                                               Counsel and Secretary

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